Exhibit 99.1
Bank of Hawai‘i Corporation First Quarter 2026 Financial Results

•Diluted Earnings Per Common Share of $1.30
•Net Income of $57.4 Million
•Net Interest Margin Increased to 2.74%, a 13 Basis Point Improvement
•Quarterly Cost of Deposits Decreased to 1.26%, a 17 Basis Point Improvement
•Share Repurchases of $15.1 Million

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 20, 2026) -- Bank of Hawai‘i Corporation (NYSE: BOH) (the “Company”) today reported diluted earnings per common share of $1.30 for the first quarter of 2026, compared with $1.39 during the linked quarter. Net income for the quarter was $57.4 million, down 5.7% from the linked quarter. The return on average common equity for the first quarter of 2026 was 13.90% compared with 15.03% during the linked quarter.

“Bank of Hawai‘i began the year on firm footing,” said Jim Polk, President and CEO. “This performance underscores the strength and resilience of our franchise. Net interest income and net interest margin continued to improve, supported by disciplined balance sheet management and a stable deposit base. Total loans and leases and average noninterest-bearing deposits increased compared to the prior quarter. Credit quality continues to be strong, and we remain focused on expense management. As I step into this role, we are committed to executing our strategy, supporting our customers and communities, and building on our strong, established foundation.”

Financial Highlights
Net interest income for the first quarter of 2026 was $151.0 million, an increase of 3.9% from the linked quarter. The increase was primarily driven by a 22 basis point decline in our interest‑bearing deposit rates following the FOMC interest rate cuts in late 2025, partially offset by a 4 basis point decline in earning asset yields as floating-rate assets repriced down more than the benefit from fixed-rate assets rolling off and being reinvested at higher rates (fixed asset repricing).

Net interest margin was 2.74% in the first quarter of 2026, an increase of 13 basis points from the linked quarter, reflecting the same deposit cost and asset yield dynamics as previously mentioned.

The average yield on total earning assets was 4.03% and the average yield on loans and leases was 4.75% in the first quarter of 2026, down 4 basis points and 6 basis points, respectively, from the linked quarter. As discussed above, the decrease in loan yield from the linked quarter was primarily driven by floating-rate assets repricing to lower current interest rates, partially offset by fixed asset repricing.
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Bank of Hawai‘i Corporation First Quarter 2026 Financial Results	Page 2

The average rate of interest-bearing deposits was 1.72% and the average quarterly rate of total deposits, including noninterest-bearing deposits, was 1.26%, down 22 basis points and 17 basis points, respectively, from the linked quarter. As discussed above, the decreases were primarily due to the repricing down of our interest-bearing deposits following the FOMC interest rate cuts in late 2025. The deposit beta for the downward rate cycle was 36% as of the first quarter of 2026.

Noninterest income was $41.3 million in the first quarter of 2026, a decrease of 6.6% from the linked quarter. Noninterest income in the first quarter of 2026 included a $0.2 million charge related to a Visa Class B share conversion ratio change. Noninterest income in the linked quarter included an $18.1 million gain related to the sale of our merchant services portfolio, a $16.8 million loss on the sale of investments, and a $0.8 million charge related to a Visa Class B share conversion ratio change. Adjusted for these items, noninterest income for the first quarter of 2026 was down 5.1% from the linked quarter. The decrease was primarily due to decreases in other loan fees, which were elevated in the fourth quarter of 2025, as well as lower swap fees and trust and management fees, partially offset by higher BOLI income and annuity and insurance fees.

Noninterest expense was $116.1 million in the first quarter of 2026, an increase of 6.0% from the linked quarter. Noninterest expense in the first quarter included $3.5 million in expenses related to the accelerated vesting of restricted stock awards pursuant to the retirement provision of performance-based restricted stock granted in 2024 and 2025 and $0.7 million in separation expenses. Noninterest expense in the linked quarter included a $1.4 million reduction in our FDIC special assessment charge and a $1.1 million donation to the Bank of Hawai‘i Foundation. Adjusted for these items, noninterest expense for the first quarter of 2026 increased by 1.9% from the linked quarter. The increase was primarily due to higher seasonal payroll expenses, net occupancy, equipment expenses, and professional fees, partially offset by lower FDIC insurance and other expenses.

The effective tax rate for the first quarter of 2026 was 22.91% compared to 21.50% during the linked quarter. The higher effective tax rate in the current quarter as compared to the linked quarter was primarily due to lower benefits from certain tax advantaged investments and an increase in tax expense from discrete items.

Asset Quality

The Company’s overall asset quality remained strong during the first quarter of 2026. Provision for credit losses for the first quarter of 2026 was $1.8 million, down $0.8 million from the linked quarter.

Total non-performing assets were $12.1 million at March 31, 2026, down $2.1 million from December 31, 2025. Non-performing assets as a percentage of total loans and leases and foreclosed real estate were 0.09% at the end of the quarter, a decrease of 1 basis point from the linked quarter.

Net loan and lease charge-offs during the first quarter of 2026 were $1.1 million or 3 basis points annualized of total average loans and leases outstanding. Gross charge-offs of $4.1 million were partially offset by gross recoveries of $3.0 million. Compared to the linked quarter, net loan and lease charge-offs decreased by $3.1 million or 9 basis points annualized on total average loans and leases outstanding.

The allowance for credit losses on loans and leases was $147.0 million at March 31, 2026, an increase of $0.2 million from December 31, 2025. The ratio of the allowance for credit losses to total loans and leases outstanding was 1.04% at the end of the quarter, unchanged from December 31, 2025.

Balance Sheet

Total assets were $23.9 billion at March 31, 2026, a decrease of 1.1% from December 31, 2025. The decrease from December 31, 2025 was primarily due to a reduction in cash and cash equivalents, partially offset by increases in available-for-sale securities and loans and leases.
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Bank of Hawai‘i Corporation First Quarter 2026 Financial Results	Page 3

The investment securities portfolio was $7.9 billion at March 31, 2026, an increase of 1.7% from December 31, 2025. The increase was primarily due to the purchases of available-for-sale investment securities, partially offset by the amortization of the portfolio. The investment securities portfolio remains largely comprised of securities issued by U.S. government agencies and U.S. government-sponsored enterprises.

Total loans and leases were $14.2 billion at March 31, 2026, an increase of 0.8% from December 31, 2025. Total commercial loans were $6.2 billion at March 31, 2026, an increase of 2.0% from December 31, 2025. The increase was primarily due to commercial mortgage production. Total consumer loans were $8.0 billion at March 31, 2026, a decrease of 0.1% from December 31, 2025. The decrease was primarily due to amortization and paydowns, partially offset by increased production in the residential mortgage portfolio.

Total deposits were $21.0 billion at March 31, 2026, a decrease of 1.1% from December 31, 2025. Noninterest-bearing deposits made up 27.0% of total deposit balances at March 31, 2026, down from 27.2% at December 31, 2025. Average total deposits were $20.9 billion for the first quarter of 2026, down 0.3% from December 31, 2025.

Capital and Dividends

The Company’s capital levels remain well above regulatory well-capitalized minimums.

The Tier 1 Capital Ratio was 14.40% at March 31, 2026 compared with 14.49% at December 31, 2025. The decrease from December 31, 2025 was due to an increase in risk-weighted assets and share repurchases, as discussed below, partially offset by retained earnings growth. The Tier 1 Leverage Ratio was 8.62% at March 31, 2026, compared with 8.57% at December 31, 2025. The increase from December 31, 2025 was due to a decline in average assets and an increase in retained earnings.

The Company repurchased 194.1 thousand shares of common stock at a total cost of $15.1 million under the share repurchase program in the first quarter of 2026. Total remaining buyback authority under the share repurchase program was $105.9 million at March 31, 2026.

The Company’s Board of Directors declared a quarterly cash dividend of $0.70 per share on the Company’s outstanding common shares. The dividend will be payable on June 12, 2026 to shareholders of record at the close of business on May 29, 2026.

On April 3, 2026, the Company announced that the Board of Directors declared a quarterly dividend payment of $10.94 per share, equivalent to $0.2735 per depositary share, of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, and a quarterly dividend payment of $20.00 per share, equivalent to $0.5000 per depositary share, of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B. The depositary shares representing the Series A Preferred Stock and Series B Preferred Stock are traded on the NYSE under the symbol “BOH.PRA” and “BOH.PRB”, respectively. The dividends on the Series A Preferred Stock and Series B Preferred Stock will be payable on May 1, 2026 to shareholders of record of the preferred stock as of the close of business on April 16, 2026.

Conference Call Information

The Company will review its first quarter financial results today at 8:00 a.m. Hawai‘i Time (2:00 p.m. Eastern Time). The live call, including a slide presentation, will be accessible on the investor relations link of Bank of Hawai‘i Corporation's website, www.boh.com. The webcast can be accessed via the link: https://register-conf.media-server.com/register/BI42ddba51d0fa4b6dacb219e80a369fdb. A replay of the conference call will be available for one year beginning at approximately 11:00 a.m. Hawai‘i Time on Monday, April 20, 2026. The replay will be available on the Company's website, www.boh.com.

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Bank of Hawai‘i Corporation First Quarter 2026 Financial Results	Page 4
Investor Announcements

Investors and others should note that the Company intends to announce financial and other information to the Company’s investors using the Company’s investor relations website at https://ir.boh.com, social media channels, press releases, SEC filings and public conference calls and webcasts, all for purposes of complying with the Company’s disclosure obligations under Regulation FD. Accordingly, investors should monitor these channels, as information is updated, and new information is posted.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties that could cause results to be materially different from expectations. Forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations are examples of certain of these forward-looking statements. Do not unduly rely on forward-looking statements. Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawai‘i Corporation's Annual Report on Form 10-K for the year ended December 31, 2025 which was filed with the U.S. Securities and Exchange Commission. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Bank of Hawai‘i Corporation is an independent regional financial services company serving businesses, consumers, and governments in Hawai‘i and the West Pacific. The Company's principal subsidiary, Bank of Hawai‘i, was founded in 1897. For more information about Bank of Hawai‘i Corporation, see the Company’s website, www.boh.com. Bank of Hawai‘i Corporation is a trade name of Bank of Hawaii Corporation.
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Bank of Hawai‘i Corporation and Subsidiaries
Financial Highlights			Table 1
	Three Months Ended
(dollars in thousands, except per share amounts)	March 31, 2026	December 31, 2025	March 31, 2025
For the Period:
Operating Results
Net Interest Income	$150,990	$145,374	$125,807
Provision for Credit Losses	1,750	2,500	3,250
Total Noninterest Income	41,332	44,271	44,058
Total Noninterest Expense	116,071	109,518	110,459
Pre-Provision Net Revenue	76,251	80,127	59,406
Net Income	57,432	60,935	43,985
Net Income Available to Common Shareholders	52,163	55,666	38,716
Basic Earnings Per Common Share	1.32	1.40	0.98
Diluted Earnings Per Common Share	1.30	1.39	0.97
Dividends Declared Per Common Share	0.70	0.70	0.70
Performance Ratios
Return on Average Assets	0.97%	1.01%	0.75%
Return on Average Shareholders' Equity	12.47	13.33	10.65
Return on Average Common Equity	13.90	15.03	11.80
Efficiency Ratio [1]	60.35	57.75	65.03
Net Interest Margin [2]	2.74	2.61	2.32
Dividend Payout Ratio [3]	53.03	50.00	71.43
Average Shareholders' Equity to Average Assets	7.81	7.57	7.09
Average Balances
Average Loans and Leases	$14,083,875	$14,013,532	$14,062,173
Average Assets	23,915,334	23,958,401	23,638,068
Average Deposits	20,915,443	20,980,199	20,669,539
Average Shareholders' Equity	1,867,165	1,814,000	1,675,571
Per Share of Common Stock
Book Value	$38.10	$37.92	$34.23
Tangible Book Value	37.31	37.12	33.43
Market Value
Closing	74.25	68.37	68.97
High	80.61	71.85	76.00
Low	67.04	59.36	65.82

	March 31, 2026	December 31, 2025	March 31, 2025
As of Period End:
Balance Sheet Totals
Loans and Leases	$14,192,811	$14,082,050	$14,115,323
Total Assets	23,909,933	24,176,364	23,885,056
Total Deposits	20,957,930	21,188,495	21,008,217
Other Debt	558,150	558,176	558,250
Total Shareholders' Equity	1,854,563	1,851,212	1,704,935
Asset Quality
Non-Performing Assets	$12,090	$14,171	$17,451
Allowance for Credit Losses - Loans and Leases	146,962	146,766	147,707
Allowance to Loans and Leases Outstanding [4]	1.04%	1.04%	1.05%
Capital Ratios [5]
Common Equity Tier 1 Capital Ratio [6]	12.06%	12.14%	11.58%
Tier 1 Capital Ratio	14.40	14.49	13.93
Total Capital Ratio	15.44	15.54	14.97
Tier 1 Leverage Ratio	8.62	8.57	8.36
Total Shareholders' Equity to Total Assets	7.76	7.66	7.14
Tangible Common Equity to Tangible Assets [7]	6.19	6.11	5.57
Tangible Common Equity to Risk-Weighted Assets [7]	10.28	10.35	9.28
Non-Financial Data
Full-Time Equivalent Employees	1,866	1,877	1,876
Branches	52	51	50
ATMs	319	320	316
1 Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
2 Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
3 Dividend payout ratio is defined as dividends declared per common share divided by basic earnings per common share.
4 The numerator comprises the Allowance for Credit Losses - Loans and Leases.
5 Regulatory capital ratios as of March 31, 2026 are preliminary.
6 Capital Ratio as of December 31, 2025 has been updated to reflect final reported ratio.
7 Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. Tangible common equity is defined by the Company as common shareholders' equity minus goodwill. See Table 2 “Reconciliation of Non-GAAP Financial Measures”.

Bank of Hawai‘i Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures			Table 2
(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Total Shareholders' Equity	$1,854,563	$1,851,212	$1,704,935
Less: Preferred Stock	345,000	345,000	345,000
Goodwill	31,517	31,517	31,517
Tangible Common Equity	$1,478,046	$1,474,695	$1,328,418

Total Assets	$23,909,933	$24,176,364	$23,885,056
Less: Goodwill	31,517	31,517	31,517
Tangible Assets	$23,878,416	$24,144,847	$23,853,539

Risk-Weighted Assets, determined in accordance with prescribed regulatory requirements [1,2]	$14,382,622	$14,246,238	$14,319,932

Total Shareholders' Equity to Total Assets	7.76%	7.66%	7.14%
Tangible Common Equity to Tangible Assets (Non-GAAP)	6.19%	6.11%	5.57%

Tier 1 Capital Ratio [1]	14.40%	14.49%	13.93%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP) [1]	10.28%	10.35%	9.28%
1Regulatory capital ratios as of March 31, 2026 are preliminary.
2 Capital Ratio as of December 31, 2025 has been updated to reflect final reported ratio.

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Income			Table 3
	Three Months Ended
(dollars in thousands, except per share amounts)	March 31, 2026	December 31, 2025	March 31, 2025
Interest Income
Interest and Fees on Loans and Leases	$164,469	$168,234	$163,082
Income on Investment Securities
Available-for-Sale	34,575	32,950	24,368
Held-to-Maturity	18,541	18,929	20,291
Cash and Cash Equivalents	3,329	5,936	5,460
Other	1,293	1,245	1,085
Total Interest Income	222,207	227,294	214,286
Interest Expense
Deposits	64,886	75,477	81,692
Securities Sold Under Agreements to Repurchase	486	496	744
Other Debt	5,845	5,947	6,043
Total Interest Expense	71,217	81,920	88,479
Net Interest Income	150,990	145,374	125,807
Provision for Credit Losses	1,750	2,500	3,250
Net Interest Income After Provision for Credit Losses	149,240	142,874	122,557
Noninterest Income
Trust and Asset Management	12,445	12,883	11,741
Fees, Exchange, and Other Service Charges	10,928	12,298	14,437
Service Charges on Deposit Accounts	8,440	8,694	8,259
Bank-Owned Life Insurance	4,147	3,758	3,611
Annuity and Insurance	1,469	1,124	1,555
Mortgage Banking	876	917	988
Investment Securities Losses, Net	(1,272)	(18,717)	(1,607)
Other	4,299	23,314	5,074
Total Noninterest Income	41,332	44,271	44,058
Noninterest Expense
Salaries and Benefits	68,457	61,675	62,884
Net Occupancy	10,782	10,029	10,559
Net Equipment	10,611	10,047	10,192
Data Processing	5,581	5,659	5,267
Professional Fees	4,226	3,682	4,264
FDIC Insurance	2,719	2,378	1,642
Other	13,695	16,048	15,651
Total Noninterest Expense	116,071	109,518	110,459
Income Before Provision for Income Taxes	74,501	77,627	56,156
Provision for Income Taxes	17,069	16,692	12,171
Net Income	$57,432	$60,935	$43,985
Preferred Stock Dividends	5,269	5,269	5,269
Net Income Available to Common Shareholders	$52,163	$55,666	$38,716
Basic Earnings Per Common Share	$1.32	$1.40	$0.98
Diluted Earnings Per Common Share	$1.30	$1.39	$0.97
Dividends Declared Per Common Share	$0.70	$0.70	$0.70
Basic Weighted Average Common Shares	39,568,000	39,641,382	39,554,834
Diluted Weighted Average Common Shares	39,981,356	40,003,635	39,876,406

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income			Table 4
	Three Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Net Income	$57,432	$60,935	$43,985
Other Comprehensive Income (Loss), Net of Tax:
Net Change in Unrealized Gains (Losses) on Investment Securities	(3,001)	29,367	24,760
Net Change in Defined Benefit Plans	222	2,446	232
Other Comprehensive Income (Loss)	(2,779)	31,813	24,992
Comprehensive Income	$54,653	$92,748	$68,977

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
(dollars in thousands, except per share amounts)	March 31, 2026	December 31, 2025	March 31, 2025
Assets
Cash and Cash Equivalents	$425,080	$946,520	$935,200
Investment Securities
Available-for-Sale	3,722,405	3,510,652	2,887,019
Held-to-Maturity (Fair Value of $3,549,687; $3,651,966; and $3,823,655)	4,163,261	4,245,681	4,535,108
Loans Held for Sale	3,609	4,369	2,640
Loans and Leases	14,192,811	14,082,050	14,115,323
Allowance for Credit Losses	(146,962)	(146,766)	(147,707)
Net Loans and Leases	14,045,849	13,935,284	13,967,616
Premises and Equipment, Net	215,859	199,747	187,858
Operating Lease Right-of-Use Assets	82,244	83,424	83,577
Accrued Interest Receivable	70,555	69,899	67,706
Mortgage Servicing Rights	17,036	17,455	18,770
Goodwill	31,517	31,517	31,517
Bank-Owned Life Insurance	499,681	499,795	481,260
Other Assets	632,837	632,021	686,785
Total Assets	$23,909,933	$24,176,364	$23,885,056
Liabilities
Deposits
Noninterest-Bearing Demand	$5,653,265	$5,755,371	$5,493,232
Interest-Bearing Demand	3,884,305	3,910,952	3,775,948
Savings	8,683,875	8,741,090	8,700,143
Time	2,736,485	2,781,082	3,038,894
Total Deposits	20,957,930	21,188,495	21,008,217
Securities Sold Under Agreements to Repurchase	50,000	50,000	50,000
Other Debt	558,150	558,176	558,250
Operating Lease Liabilities	91,213	92,402	92,267
Retirement Benefits Payable	25,686	20,139	23,640
Accrued Interest Payable	19,757	22,370	23,261
Other Liabilities	352,634	393,570	424,486
Total Liabilities	22,055,370	22,325,152	22,180,121
Shareholders’ Equity
Preferred Stock (Series A, $.01 par value; authorized 180,000 shares issued and outstanding)	180,000	180,000	180,000
Preferred Stock (Series B, $.01 par value; authorized 165,000 shares issued and outstanding)	165,000	165,000	165,000
Common Stock ($.01 par value; authorized 500,000,000 shares; issued / outstanding: March 31, 2026 - 59,000,929 / 39,620,563; December 31, 2025 - 58,780,253 / 39,725,698; and March 31, 2025 - 58,765,864 / 39,734,304)	590	587	586
Capital Surplus	672,584	664,781	651,374
Accumulated Other Comprehensive Loss	(247,217)	(244,438)	(318,397)
Retained Earnings	2,229,539	2,205,707	2,144,326
Treasury Stock, at Cost (Shares: March 31, 2026 - 19,380,366; December 31, 2025 - 19,054,555; and March 31, 2025 - 19,031,560)	(1,145,933)	(1,120,425)	(1,117,954)
Total Shareholders’ Equity	1,854,563	1,851,212	1,704,935
Total Liabilities and Shareholders’ Equity	$23,909,933	$24,176,364	$23,885,056

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity											Table 6
(dollars in thousands, except per share amounts)	Preferred Shares Series A Outstanding	Preferred Series A Stock	Preferred Shares Series B Outstanding	Preferred Series B Stock	Common Shares Outstanding	Common Stock	Capital Surplus	Accum. Other Comprehensive Income (Loss)	Retained Earnings	Treasury Stock	Total
Balance as of December 31, 2025	180,000	$180,000	165,000	$165,000	39,725,698	$587	$664,781	$(244,438)	$2,205,707	$(1,120,425)	$1,851,212
Net Income	–	–	–	–	–	–	–	–	57,432	–	57,432
Other Comprehensive Loss	–	–	–	–	–	–	–	(2,779)	–	–	(2,779)
Share-Based Compensation	–	–	–	–	–	–	7,459	–	–	–	7,459
Common Stock Issued Under Purchase and Equity Compensation Plans	–	–	–	–	237,399	3	344	–	–	881	1,228
Common Stock Repurchased Under Share Repurchase Program	–	–	–	–	(194,096)	–	–	–	–	(15,109)	(15,109)
Equity Compensation Plan Common Stock Repurchases	–	–	–	–	(148,438)	–	–	–	–	(11,280)	(11,280)
Cash Dividends Declared Common Stock ($0.70 per share)	–	–	–	–	–	–	–	–	(28,331)	–	(28,331)
Cash Dividends Declared Preferred Stock	–	–	–	–	–	–	–	–	(5,269)	–	(5,269)
Balance as of March 31, 2026	180,000	$180,000	165,000	$165,000	39,620,563	$590	$672,584	$(247,217)	$2,229,539	$(1,145,933)	$1,854,563

Balance as of December 31, 2024	180,000	$180,000	165,000	$165,000	39,762,255	$585	$647,403	$(343,389)	$2,133,838	$(1,115,663)	$1,667,774
Net Income	–	–	–	–	–	–	–	–	43,985	–	43,985
Other Comprehensive Income	–	–	–	–	–	–	–	24,992	–	–	24,992
Share-Based Compensation	–	–	–	–	–	–	3,680	–	–	–	3,680
Common Stock Issued Under Purchase and Equity Compensation Plans	–	–	–	–	19,477	1	291	–	–	1,023	1,315
Equity Compensation Plan Common Stock Repurchases	–	–	–	–	(47,428)	–	–	–	–	(3,314)	(3,314)
Cash Dividends Declared Common Stock ($0.70 per share)	–	–	–	–	–	–	–	–	(28,228)	–	(28,228)
Cash Dividends Declared Preferred Stock	–	–	–	–	–	–	–	–	(5,269)	–	(5,269)
Balance as of March 31, 2025	180,000	$180,000	165,000	$165,000	39,734,304	$586	$651,374	$(318,397)	$2,144,326	$(1,117,954)	$1,704,935

Bank of Hawai‘i Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis [1]								Table 7
	Three Months Ended March 31, 2026			Three Months Ended December 31, 2025			Three Months Ended March 31, 2025
(dollars in millions)	Average Balance	Income/Expense [2]	Yield/Rate	Average Balance	Income/Expense [2]	Yield/Rate	Average Balance	Income/Expense [2]	Yield/Rate
Earning Assets
Cash and Cash Equivalents	$372.5	$3.3	3.58%	$604.5	$6.0	3.84%	$500.0	$5.5	4.37%
Investment Securities
Available-for-Sale
Taxable	3,598.1	34.2	3.82	3,363.4	32.5	3.86	2,790.3	24.1	3.47
Non-Taxable	32.1	0.4	5.07	32.0	0.5	5.80	21.3	0.3	5.68
Held-to-Maturity
Taxable	4,175.4	18.4	1.76	4,265.7	18.8	1.76	4,548.6	20.2	1.77
Non-Taxable	33.5	0.2	2.10	33.7	0.2	2.10	34.1	0.2	2.09
Total Investment Securities	7,839.1	53.2	2.72	7,694.8	52.0	2.70	7,394.3	44.8	2.43
Loans Held for Sale	3.6	0.1	5.22	2.4	0.0	5.51	2.3	0.0	6.06
Loans and Leases [3]
Commercial Mortgage	4,220.6	54.1	5.19	4,124.5	55.2	5.31	4,015.2	52.5	5.30
Commercial and Industrial	1,583.4	18.7	4.79	1,590.0	19.6	4.90	1,703.7	21.3	5.06
Construction	215.7	3.4	6.46	265.5	4.6	6.89	338.5	6.0	7.22
Commercial Lease Financing	86.9	0.9	4.29	89.7	0.9	4.19	91.1	0.9	3.83
Residential Mortgage	4,781.9	47.8	4.00	4,719.8	47.5	4.03	4,616.7	44.8	3.88
Home Equity	2,103.1	23.6	4.55	2,122.1	24.3	4.54	2,154.4	22.5	4.23
Automobile	684.6	9.4	5.57	692.7	9.6	5.49	752.6	9.3	5.02
Other	407.7	7.8	7.76	409.2	7.9	7.64	390.0	7.1	7.41
Total Loans and Leases	14,083.9	165.7	4.75	14,013.5	169.6	4.81	14,062.2	164.4	4.72
Other	81.9	1.3	6.31	82.2	1.2	6.06	65.1	1.1	6.67
Total Earning Assets	22,381.0	223.6	4.03	22,397.4	228.8	4.07	22,023.9	215.8	3.95
Non-Earning Assets	1,534.3			1,561.0			1,614.2
Total Assets	$23,915.3			$23,958.4			$23,638.1

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$3,839.0	$6.6	0.69%	$3,697.9	$7.3	0.78%	$3,773.4	$7.1	0.76%
Savings	8,668.4	38.7	1.81	8,738.2	44.3	2.01	8,544.5	47.1	2.23
Time	2,753.6	19.6	2.89	2,974.0	23.9	3.18	3,037.3	27.5	3.67
Total Interest-Bearing Deposits	15,261.0	64.9	1.72	15,410.1	75.5	1.94	15,355.2	81.7	2.16
Securities Sold Under Agreements to Repurchase	50.0	0.5	3.89	50.0	0.5	3.89	76.7	0.7	3.88
Other Debt	560.9	5.8	4.23	558.2	5.9	4.23	578.2	6.1	4.24
Total Interest-Bearing Liabilities	15,871.9	71.2	1.82	16,018.3	81.9	2.03	16,010.1	88.5	2.24
Net Interest Income		$152.4			$146.9			$127.3
Interest Rate Spread			2.21%			2.04%			1.71%
Net Interest Margin			2.74%			2.61%			2.32%
Noninterest-Bearing Demand Deposits	5,654.4			5,570.1			5,314.3
Other Liabilities	521.8			556.0			638.1
Shareholders' Equity	1,867.2			1,814.0			1,675.6
Total Liabilities and Shareholders' Equity	$23,915.3			$23,958.4			$23,638.1
1Due to rounding, the amounts presented in this table may not tie to other amounts presented elsewhere in this report.
2Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21%, of $1.4 million, $1.6 million, and $1.5 million for the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, respectively.
3Non-performing loans and leases are included in the respective average loan and lease balances.

Bank of Hawai‘i Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended March 31, 2026
	Compared to December 31, 2025
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Cash and Cash Equivalents	$(2.2)	$(0.4)	$(2.6)
Investment Securities
Available-for-Sale
Taxable	2.1	(0.4)	1.7
Non-Taxable	—	(0.1)	(0.1)
Held-to-Maturity
Taxable	(0.4)	0.0	(0.4)
Non-Taxable	0.0	—	0.0
Total Investment Securities	1.7	(0.5)	1.2
Loans Held for Sale	0.0	0.0	0.0
Loans and Leases
Commercial Mortgage	0.6	(1.8)	(1.2)
Commercial and Industrial	(0.1)	(0.8)	(0.9)
Construction	(0.9)	(0.3)	(1.2)
Commercial Lease Financing	0.0	0.0	0.0
Residential Mortgage	0.6	(0.3)	0.3
Home Equity	(0.5)	(0.1)	(0.6)
Automobile	(0.2)	0.0	(0.2)
Other	(0.1)	0.0	(0.1)
Total Loans and Leases	(0.6)	(3.3)	(3.9)
Other	0.0	0.0	0.0
Total Change in Interest Income	(1.1)	(4.2)	(5.3)

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.2	(0.9)	(0.7)
Savings	(0.4)	(5.2)	(5.6)
Time	(1.9)	(2.4)	(4.3)
Total Interest-Bearing Deposits	(2.1)	(8.5)	(10.6)
Securities Sold Under Agreements to Repurchase	—	0.0	0.0
Other Debt	(0.1)	0.0	(0.1)
Total Change in Interest Expense	(2.2)	(8.5)	(10.7)

Change in Net Interest Income	$1.1	$4.3	$5.4
1The change in interest income and expense due to both volume and rate has been allocated between the factors in proportion to the relationship of the absolute dollar amounts of the change in each.

Bank of Hawai‘i Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended March 31, 2026
	Compared to March 31, 2025
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Cash and Cash Equivalents	$(1.2)	$(0.9)	$(2.1)
Investment Securities
Available-for-Sale
Taxable	7.5	2.6	10.1
Non-Taxable	0.1	0.0	0.1
Held-to-Maturity
Taxable	(1.6)	(0.1)	(1.7)
Non-Taxable	0.0	—	0.0
Total Investment Securities	6.0	2.5	8.5
Loans Held for Sale	0.0	0.0	0.0
Loans and Leases
Commercial Mortgage	2.7	(1.2)	1.5
Commercial and Industrial	(1.5)	(1.1)	(2.6)
Construction	(2.0)	(0.6)	(2.6)
Commercial Lease Financing	0.0	0.1	0.1
Residential Mortgage	1.6	1.4	3.0
Home Equity	(0.5)	1.6	1.1
Automobile	(0.9)	1.0	0.1
Other	0.3	0.4	0.7
Total Loans and Leases	(0.3)	1.6	1.3
Other	0.4	(0.3)	0.1
Total Change in Interest Income	4.9	2.9	7.8

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.2	(0.7)	(0.5)
Savings	0.6	(9.0)	(8.4)
Time	(2.4)	(5.5)	(7.9)
Total Interest-Bearing Deposits	(1.6)	(15.2)	(16.8)
Securities Sold Under Agreements to Repurchase	(0.3)	0.0	(0.3)
Other Debt	(0.2)	0.0	(0.2)
Total Change in Interest Expense	(2.1)	(15.2)	(17.3)

Change in Net Interest Income	$7.0	$18.1	$25.1
1The change in interest income and expense due to both volume and rate has been allocated between the factors in proportion to the relationship of the absolute dollar amounts of the change in each.

Bank of Hawai‘i Corporation and Subsidiaries
Salaries and Benefits			Table 9
	Three Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Salaries	$38,990	$39,915	$38,242
Share-Based Compensation	7,282	4,379	3,501
Incentive Compensation	6,083	4,535	5,573
Payroll Taxes	5,321	2,740	4,766
Retirement and Other Benefits	4,597	4,378	5,061
Medical, Dental, and Life Insurance	4,222	3,916	4,537
Commission Expense	1,213	1,670	1,123
Separation Expense	749	142	81
Total Salaries and Benefits	$68,457	$61,675	$62,884

Bank of Hawai‘i Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
(dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Commercial
Commercial Mortgage	$4,341,448	$4,205,791	$4,040,711	$4,038,956	$4,038,287
Commercial and Industrial	1,575,207	1,584,245	1,581,232	1,597,560	1,703,290
Construction	204,993	208,584	380,944	374,768	363,716
Lease Financing	84,651	88,303	92,213	92,842	92,456
Total Commercial	6,206,299	6,086,923	6,095,100	6,104,126	6,197,749
Consumer
Residential Mortgage	4,800,256	4,775,502	4,685,214	4,637,014	4,630,876
Home Equity	2,095,521	2,114,809	2,129,599	2,139,025	2,144,955
Automobile	680,570	690,376	699,244	715,688	740,390
Other	410,165	414,440	412,422	406,325	401,353
Total Consumer	7,986,512	7,995,127	7,926,479	7,898,052	7,917,574
Total Loans and Leases	$14,192,811	$14,082,050	$14,021,579	$14,002,178	$14,115,323

Deposits
(dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Consumer	$10,530,223	$10,466,617	$10,393,932	$10,429,271	$10,522,627
Commercial	8,340,279	8,597,265	8,348,396	8,243,898	8,411,838
Public and Other	2,087,428	2,124,613	2,338,341	2,125,745	2,073,752
Total Deposits	$20,957,930	$21,188,495	$21,080,669	$20,798,914	$21,008,217

Average Deposits
	Three Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Consumer	$10,461,004	$10,373,200	$10,387,715	$10,435,867	$10,408,747
Commercial	8,431,519	8,478,592	8,504,078	8,316,893	8,318,182
Public and Other	2,022,920	2,128,407	2,176,493	1,946,933	1,942,610
Total Deposits	$20,915,443	$20,980,199	$21,068,286	$20,699,693	$20,669,539

Bank of Hawai‘i Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
(dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial Mortgage	$-	$2,085	$2,498	$2,566	$2,195
Commercial and Industrial	1,860	1,940	3,506	3,744	3,451
Total Commercial	1,860	4,025	6,004	6,310	5,646
Consumer
Residential Mortgage	5,410	5,382	5,628	5,842	4,686
Home Equity	4,525	4,469	5,107	5,387	5,759
Total Consumer	9,935	9,851	10,735	11,229	10,445
Total Non-Accrual Loans and Leases	11,795	13,876	16,739	17,539	16,091
Foreclosed Real Estate	295	295	125	342	1,360
Total Non-Performing Assets	$12,090	$14,171	$16,864	$17,881	$17,451
Accruing Loans and Leases Past Due 90 Days or More
Consumer
Residential Mortgage	$10,733	$8,834	$7,456	$9,070	$3,895
Home Equity	1,556	2,152	2,765	1,867	2,228
Automobile	672	520	525	680	486
Other	764	753	578	630	943
Total Consumer	13,725	12,259	11,324	12,247	7,552
Total Accruing Loans and Leases Past Due 90 Days or More	$13,725	$12,259	$11,324	$12,247	$7,552
Total Loans and Leases	$14,192,811	$14,082,050	$14,021,579	$14,002,178	$14,115,323
Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.08%	0.10%	0.12%	0.13%	0.11%
Ratio of Non-Performing Assets to Total Loans and Leases and Foreclosed Real Estate	0.09%	0.10%	0.12%	0.13%	0.12%
Ratio of Non-Performing Assets to Total Assets	0.05%	0.06%	0.07%	0.08%	0.07%
Ratio of Commercial Non-Performing Assets to Total Commercial Loans and Leases and Commercial Foreclosed Real Estate	0.03%	0.07%	0.10%	0.10%	0.09%
Ratio of Consumer Non-Performing Assets to Total Consumer Loans and Leases and Consumer Foreclosed Real Estate	0.13%	0.13%	0.14%	0.15%	0.15%
Ratio of Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More to Total Loans and Leases and Foreclosed Real Estate	0.18%	0.19%	0.20%	0.22%	0.18%
Quarter to Quarter Changes in Non-Performing Assets Balance at Beginning of Quarter	$14,171	$16,864	$17,881	$17,451	$19,300
Additions [1]	1,010	2,608	959	3,522	2,209
Reductions
Payments	(2,744)	(2,631)	(804)	(1,424)	(1,212)
Return to Accrual Status	(341)	(1,217)	(321)	(574)	(244)
Sales of Foreclosed Real Estate	-	(120)	(216)	(1,040)	(1,492)
Charge-offs / Write-downs [1]	(6)	(1,333)	(635)	(54)	(1,110)
Total Reductions	(3,091)	(5,301)	(1,976)	(3,092)	(4,058)
Balance at End of Quarter	$12,090	$14,171	$16,864	$17,881	$17,451
1Excludes loans that are fully charged-off and placed on non-accrual status during the same period.

Bank of Hawai‘i Corporation and Subsidiaries
Reserve for Credit Losses			Table 12
	Three Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Balance at Beginning of Period	$148,403	$150,051	$150,649
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(230)	(1,331)	(1,399)
Consumer
Residential Mortgage	(15)	—	—
Home Equity	(6)	(165)	(75)
Automobile	(1,417)	(1,654)	(1,751)
Other	(2,394)	(2,192)	(2,484)
Total Loans and Leases Charged-Off	(4,062)	(5,342)	(5,709)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial Mortgage	1,617	—	—
Commercial and Industrial	53	92	77
Consumer
Residential Mortgage	11	11	11
Home Equity	137	88	128
Automobile	579	517	633
Other	590	486	457
Total Recoveries on Loans and Leases	2,987	1,194	1,306
Net Charged-Off - Loans and Leases	(1,075)	(4,148)	(4,403)
Provision for Credit Losses:
Loans and Leases	1,271	2,136	3,582
Unfunded Commitments	479	364	(332)
Total Provision for Credit Losses	1,750	2,500	3,250
Balance at End of Period	$149,078	$148,403	$149,496
Components
Allowance for Credit Losses - Loans and Leases	$146,962	$146,766	$147,707
Reserve for Unfunded Commitments	2,116	1,637	1,789
Total Reserve for Credit Losses	$149,078	$148,403	$149,496
Average Loans and Leases Outstanding	$14,083,875	$14,013,532	$14,062,173
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding (annualized)	0.03%	0.12%	0.13%
Ratio of Allowance for Credit Losses to Loans and Leases Outstanding [1]	1.04%	1.04%	1.05%
1The numerator comprises the Allowance for Credit Losses - Loans and Leases.

Bank of Hawai‘i Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 13
	Three Months Ended
(dollars in thousands, except per share amounts)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$164,469	$168,234	$169,411	$166,779	$163,082
Income on Investment Securities
Available-for-Sale	34,575	32,950	29,702	27,007	24,368
Held-to-Maturity	18,541	18,929	19,332	19,835	20,291
Cash and Cash Equivalents	3,329	5,936	8,195	3,817	5,460
Other	1,293	1,245	1,068	1,097	1,085
Total Interest Income	222,207	227,294	227,708	218,535	214,286
Interest Expense
Deposits	64,886	75,477	84,590	82,476	81,692
Securities Sold Under Agreements to Repurchase	486	496	496	491	744
Other Debt	5,845	5,947	5,947	5,885	6,043
Total Interest Expense	71,217	81,920	91,033	88,852	88,479
Net Interest Income	150,990	145,374	136,675	129,683	125,807
Provision for Credit Losses	1,750	2,500	2,500	3,250	3,250
Net Interest Income After Provision for Credit Losses	149,240	142,874	134,175	126,433	122,557
Noninterest Income
Trust and Asset Management	12,445	12,883	12,598	12,097	11,741
Fees, Exchange, and Other Service Charges	10,928	12,298	15,219	14,383	14,437
Service Charges on Deposit Accounts	8,440	8,694	8,510	8,119	8,259
Bank-Owned Life Insurance	4,147	3,758	3,681	3,714	3,611
Annuity and Insurance	1,469	1,124	1,095	1,437	1,555
Mortgage Banking	876	917	906	849	988
Investment Securities Losses, Net	(1,272)	(18,717)	(1,945)	(1,126)	(1,607)
Other	4,299	23,314	5,902	5,322	5,074
Total Noninterest Income	41,332	44,271	45,966	44,795	44,058
Noninterest Expense
Salaries and Benefits	68,457	61,675	62,905	61,308	62,884
Net Occupancy	10,782	10,029	10,932	10,499	10,559
Net Equipment	10,611	10,047	10,285	9,977	10,192
Data Processing	5,581	5,659	5,603	5,456	5,267
Professional Fees	4,226	3,682	4,022	4,263	4,264
FDIC Insurance	2,719	2,378	3,508	3,640	1,642
Other	13,695	16,048	15,132	15,640	15,651
Total Noninterest Expense	116,071	109,518	112,387	110,783	110,459
Income Before Provision for Income Taxes	74,501	77,627	67,754	60,445	56,156
Provision for Income Taxes	17,069	16,692	14,409	12,808	12,171
Net Income	$57,432	$60,935	$53,345	$47,637	$43,985
Preferred Stock Dividends	5,269	5,269	5,269	5,269	5,269
Net Income Available to Common Shareholders	$52,163	$55,666	$48,076	$42,368	$38,716
Basic Earnings Per Common Share	$1.32	$1.40	$1.21	$1.07	$0.98
Diluted Earnings Per Common Share	$1.30	$1.39	$1.20	$1.06	$0.97
Balance Sheet Totals
Loans and Leases	$14,192,811	$14,082,050	$14,021,579	$14,002,178	$14,115,323
Total Assets	23,909,933	24,176,364	24,014,609	23,709,752	23,885,056
Total Deposits	20,957,930	21,188,495	21,080,669	20,798,914	21,008,217
Total Shareholders' Equity	1,854,563	1,851,212	1,791,183	1,743,107	1,704,935
Performance Ratios
Return on Average Assets	0.97%	1.01%	0.88%	0.81%	0.75%
Return on Average Shareholders' Equity	12.47	13.33	12.10	11.21	10.65
Return on Average Common Equity	13.90	15.03	13.59	12.50	11.80
Efficiency Ratio [1]	60.35	57.75	61.53	63.49	65.03
Net Interest Margin [2]	2.74	2.61	2.46	2.39	2.32
1Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
2Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawai‘i Corporation and Subsidiaries
Hawaii Economic Trends						Table 14
			Year Ended
(dollars in millions, jobs in thousands, 1-year percentage change)			December 31, 2025		December 31, 2024
Hawaii Economic Trends
General Excise and Use Tax Revenue [1]	889.1	4.1%	4,773.4	6.2%	4,495.0	0.5%
Jobs [2]	672.7		672.9		669.0
				January 31,	December 31,
				2026	2025	2024
Unemployment, seasonally adjusted [2]
Statewide				2.6%	2.6%	3.0%
Honolulu County				2.6	2.5	2.9
Hawaii County				2.9	3.1	3.5
Maui County				2.9	2.9	3.6
Kauai County				2.0	2.7	3.0
			February 28,	December 31,
(1-year percentage change, except months of inventory)			2026	2025	2024	2023
Housing Trends (Single Family Oahu) [3]
Median Home Price			0.9%	3.5%	4.8%	(5.0)%
Home Sales Volume (units)			2.2%	3.5%	9.1%	(26.3)%
Months of Inventory			2.8	2.6	2.9	2.8

(in thousands, except percentage change)	Monthly Visitor Arrivals, Not Seasonally Adjusted	Percentage Change from Previous Year
Tourism [4]
February 28, 2026	760.8	2.9%
January 31, 2026	858.7	11.1
December 31, 2025	850.3	(4.4)
November 30, 2025	728.1	(3.7)
October 31, 2025	727.2	(1.2)
September 30, 2025	674.9	(2.2)
August 31, 2025	806.8	(2.6)
July 31, 2025	870.8	(4.6)
June 30, 2025	855.7	(1.9)
May 31, 2025	766.4	1.1
April 30, 2025	810.3	9.4
March 31, 2025	890.0	2.8
February 28, 2025	739.7	(1.7)
January 31, 2025	773.1	3.7
December 31, 2024	889.6	5.0
November 30, 2024	755.8	4.8
October 31, 2024	736.1	5.1
September 30, 2024	690.2	6.5
August 31, 2024	828.3	8.1
July 31, 2024	912.8	(1.9)
June 30, 2024	872.6	(1.5)
May 31, 2024	757.8	(4.1)
April 30, 2024	740.7	(8.1)
March 31, 2024	865.8	(3.0)
February 29, 2024	752.7	2.6
1Source: Hawaii Department of Business, Economic Development & Tourism. Based on the latest complete available data for February 2026.
2Source: U.S. Bureau of Labor Statistics. Based on the latest complete available data for January 2026. Prior period numbers most recently reported may differ from previously reported figures.
3Source: Honolulu Board of Realtors.
4Source: Hawaii Tourism Authority. Prior period numbers most recently reported may differ from previously reported figures.